EXHIBIT 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-209389, No. 333-200420 and No.333-200718 and Form S-8 No. 333-194968 and No. 333-204705) of Ashford Hospitality Prime, Inc., of our report dated March 24, 2015, with respect to the consolidated financial statements of Ashford Inc. and subsidiaries, included in this Form 10-K/A - Amendment No. 1 to the Annual Report (Form 10-K) of Ashford Hospitality Prime, Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP
Dallas, Texas
March 16, 2017